Exhibit 99.1

Driven Brands Holdings Inc. Provides Preliminary Unaudited Results for 2025 and Q1 2026 and Update on SEC Filing Status

Charlotte, N.C. (April 21, 2026) - Driven Brands Holdings Inc. (NASDAQ: DRVN) ("Driven Brands" or the "Company") is providing an update on the preliminary unaudited financial results it currently expects to report for the fourth quarter and fiscal year ending December 27, 2025, and for the first quarter ending March 28, 2026. The Company is also providing an update regarding the filing status of its 2025 Form 10-K and first quarter 2026 Form 10-Q.

Preliminary Unaudited Results for Fourth Quarter and Fiscal Year 2025 and First Quarter 2026[(1)]

The Company is providing the following preliminary unaudited financial results for the fourth quarter and fiscal year 2025 and first quarter 2026:

	Q4 2025[(2)]	**FY 2025**[(2)]	**Q1 2026**[(2)]
Driven Same-Store Sales ("SSS")	**0.3% - 0.5%**	**0.95% - 1.00%**	**1.9% - 2.1%**
Take 5 SSS	**3.5% - 3.7%**	**6.1% - 6.2%**	**4.3% - 4.5%**
Driven Revenue ($M)	**$450 - $460**	**$1,850 - $1,860**	**$475 - $485**
Driven Net Unit Growth	**81**	**175**	**29**
Take 5 Net Unit Growth	**60**	**161**	**29**
Adjusted EBITDA ($M)[(3)]	**$100 - $110**	**$440 - $450**	*Expect to be lower than prior year due to expenses associated with the restatement of previously issued financial statements.*

(1) The results for the fourth quarter and fiscal year ending December 27, 2025 and the first quarter ending March 28, 2026 set forth above are preliminary and unaudited in nature and subject to change as results for such periods are finalized. The Company's actual results for these periods may differ from the preliminary estimates presented herein, and additional developments and adjustments may arise between now and the time the financial information for these periods is finalized. Estimates of results are inherently uncertain and subject to change, and the Company undertakes no obligation to update the estimated results. Accordingly, you should not place undue reliance on these estimates.

(2) Results exclude US and International Car Wash businesses, both of which are treated as discontinued operations.

(3) See "Non-GAAP Financial Measures in Preliminary Unaudited Financial Results" below.

1

• The Company had approximately $130 million in cash and cash equivalents as of March 28, 2026, and continues to generate solid free cash flow. In addition, the Company’s revolving credit facility and securitization variable funding notes are currently undrawn. Management continues to believe it has adequate liquidity and operating cash flow for its needs going forward. • The Company currently estimates ending the first quarter with total net debt of approximately $1.6 billion, down from approximately $2.1 billion as of December 27, 2025. • The Company intends to provide Fiscal 2026 Outlook when it files the 2025 Form 10-K. Update Regarding the 2025 Form 10-K and Impact on Q1 2026 Form 10-Q As previously disclosed, on February 23, 2026, the Audit Committee of the Board of Directors, after consultation with the Company’s management, concluded there were material errors in its previously issued consolidated financial statements for the fiscal year ended December 28, 2024 and the fiscal year ended December 30, 2023 contained in the Company’s Annual Report on Form 10-K for fiscal year 2024, and in its previously issued unaudited condensed consolidated financial statements for each of the quarterly and year-to-date periods within fiscal year 2024 as well as the quarterly and year-to-date periods for the periods ended September 27, 2025, June 28, 2025 and March 29, 2025, and concluded that such financial statements should not be relied upon and required restatement. The Company is not yet able to provide additional details regarding its financial results for the impacted periods. As a result, the Company could not timely file its 2025 Form 10-K. As disclosed on March 11, 2026, the Company previously expected to file its 2025 Form 10-K by April 26, 2026; it no longer expects to meet this date. In accordance with Nasdaq listing rules, the Company has until June 15, 2026 to submit a plan to regain compliance with respect to its delinquent Form 10-K. The Company currently expects to file the 2025 Form 10-K on or before this deadline. Due to the delay in filing its 2025 Form 10-K, the Company does not currently expect to timely file its first quarter 2026 Form 10-Q. In connection with the restatement, the Company has identified material weaknesses in its internal control over financial reporting and in its disclosure controls and procedures. The Company expects to provide further detail regarding the nature of these material weaknesses and its remediation efforts in the 2025 Form 10-K. Until the restatement and related reporting are complete, the Company expects to limit communications on these matters to required public disclosures. About Driven Brands Driven Brands™, headquartered in Charlotte, NC, is the largest automotive services company in North America, providing a range of consumer and commercial automotive services, including oil change, paint, collision, glass, vehicle repair, and maintenance. Driven Brands is the parent company of some of North America’s leading automotive service businesses including Take 5 Oil Change®, Meineke Car Care Centers®, Maaco®, 1-800-Radiator & A/C®, Auto Glass Now®, and CARSTAR®.

Contacts Shareholder/Analyst inquiries: Media inquiries: Steve Alexander Michelle Appleyard stephen.alexander@drivenbrands.com michelle.appleyard@drivenbrands.com (972) 467-6180 (704) 644-8129

Disclosure Regarding Forward-Looking Statements This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, impact of accounting standards and outlook, impairments, and expected market growth are “forward-looking statements” for the purposes of federal and state securities laws, including, among other things, any statements relating to: (i) the preliminary estimates for fiscal year 2025 and the first quarter of 2026 presented in this press release; and (ii) our beliefs and expectations relating to the timing of the filing of the 2025 Form 10-K and first quarter 2026 Form 10-Q. Forward-looking statements may include, among others, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” or any other similar words. Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results or outcomes could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, many of which are beyond our control. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in or implied by our forward-looking statements include the following: our ability to compete with other businesses in the automotive aftermarket industries; advances and changes in automotive technology; changes in consumer preferences, perceptions, and spending patterns; changes in general economic conditions and the geographic concentration of our locations; a material delay in the Company’s financial reporting; our ability to timely recruit and retain qualified accounting personnel; the need to rely on third-party service providers, which could result in significant costs; diversion of management’s time, attention and resources from strategic matters due to remediation efforts related to the material weaknesses in our internal control over financial reporting and disclosure controls and procedures; our inability to maintain an effective system of internal controls; our inability to remediate the material weaknesses in our internal control over financial reporting and disclosure controls and procedures or additional material weaknesses or other deficiencies in the future; the restatement of certain of our previously issued consolidated financial statements; the adverse effect of litigation; the risks and uncertainties, as they may be amended from time to time, set forth in our filings with the U.S. Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. There may be other factors not presently known to us or which we currently consider to be immaterial that could cause our actual results to differ materially from those projected in any forward-looking statements we make. Forward-looking statements made in this release speak only as of the date hereof. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Non-GAAP Financial Measures in Preliminary Unaudited Financial Results Driven Brands includes Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (“Adjusted EBITDA”) in the Company’s preliminary unaudited financial results for the fourth quarter and fiscal year ending December 27, 2025. Adjusted EBITDA is a non-GAAP financial measure and it has not been reconciled to the most comparable GAAP financial measures because the restatement process remains ongoing; accordingly, GAAP results for these periods remain subject to adjustment, and reconciling items cannot be determined with the level of precision required to provide a meaningful reconciliation. We are therefore unable to provide estimated information for the comparable GAAP measures.